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Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

THE BOARD OF DIRECTORS
FASTNET CORPORATION:

We consent to the incorporation by reference in the registration statements (Nos. 333-43088 and 333-65088, and 333-65098) on Form S-8 of FASTNET Corporation and subsidiaries of our report dated March 31, 2003, with respect to the consolidated balance sheet of FASTNET Corporation and subsidiaries as of December 31, 2002, and the related consolidated statements of operations, shareholders' equity, and cash flows for the year ended December 31, 2002, and related financial statement schedule, which report appears in the December 31, 2002 annual report on Form 10-K of FASTNET Corporation.

Our report dated March 31, 2003 contains an explanatory paragraph that states that the Company has suffered recurring losses from operations, has a working capital deficit and has suffered negative cash flows from operations that raises substantial doubt about its ability to continue as a going concern. The consolidated financial statements and financial statement schedule do not include any adjustments that might result from the outcome of that uncertainty.

Our report, dated March 31, 2003 on the consolidated financial statements of FASTNET Corporation and subsidiaries as of and for the year ended December
31, 2002, refers to our audit of the adjustment that was applied and the disclosures added to revise the 2001 and 2000 consolidated financial statements, as more fully described in Note 2 to the consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the 2001 and 2000 consolidated financial statements other than with respect to such adjustment and disclosures.

Our report, dated March 31, 2003 on the consolidated financial statements of FASTNET Corporation and subsidiaries as of and for the year ended December
31, 2002, contains an explanatory paragraph regarding the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," on January 1, 2002, as well as Statement of Financial Accounting Standards No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13 and Technical Corrections," on January 1, 2002.

KPMG LLP

Philadelphia, Pennsylvania
April 3, 2003